Rule 424(b)(2)
			Registration Nos. 333-14791
	NASD File No. 961029005
	Cusip #: 52517PLK5

REVISED PRICING SUPPLEMENT NO. 265
Dated September 17, 1997 to Prospectus
Supplement dated August 11, 1997
and Prospectus dated August 11, 1997

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  100%

Agent's Commission: .50%

Original Issue Date: 09/11/97

Interest Rate Per Annum:  7.625%

Interest Payment Dates:	Every 3/17 and 9/17, commencing 3/17/98

Maturity Date:  9/17/12

Call Feature: The Issuer has the right to call these notes at Par on 9/17/02 only. Call notice is 15 calendar days.

These Notes, issued under Pricing Supplement No. 265, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $10,000,000 and relates only to Pricing Supplement No. 265. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $10,267,500,000 and, to date, including this offering, an aggregate of $9,317,325,000 Medium-Term Notes, Series E has been issued and $5,436,390,000 are outstanding.